UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         February 23, 2006
Date of Report (Date of earliest event reported):

PURE BIOSCIENCE
(Exact name of registrant as specified in charter)

California (State or other jurisdiction of incorporation)	33-0530289 (IRS Employer Identification No.)

1725 Gillespie Way, El Cajon, California 92020
(Address of principal executive offices)

(619) 586 8600
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers

The Directors of PURE Bioscience have elected Tommy G. Thompson, former United States Secretary of Health and Human Services (HHS) and former four-term Governor of Wisconsin, to its Board of Directors, effective February 23, 2006. In connection with his appointment to the Board and in accordance with Company policy, the Company granted Secretary Thompson a fully vested option to purchase 100,000 shares of Company stock at an exercise price of $0.85 per share, fair market value on the date of the offer.

PURE has entered into a two-year consulting agreement with Secretary Thompson for domestic and international business development, the compensation for which is a fee of $12,500 per month and an option on three hundred thousand shares of PURE Bioscience common stock which vests as follows:

Vesting Date Exercise Price Amount Vested	6/01/06 $1.00 48,000	12/01/06 $1.50 48,000	06/01/07 $1.75 54,000	12/01/07 $2.00 54,000	6/01/08 $2.50 48,000	12/01/08 $2.75 48,000

No family relationships exist between Secretary Thompson and PURE Bioscience, its directors or officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  February 23, 2006

PURE BIOSCIENCE

/s/ MICHAEL L. KRALL
Michael L. Krall, Chief Executive Officer